Exhibit (5)(b)

APPENDIX A

This APPENDIX A, dated as of July     , 2013, is Appendix A to that certain Distribution Agreement dated as of October 1, 2008, between BlackRock Funds II and BlackRock Investments, LLC (formerly known as BlackRock Investments, Inc.).

BlackRock Funds II

BlackRock Aggressive Growth Prepared Portfolio

BlackRock Core Bond Portfolio

BlackRock Conservative Prepared Portfolio

BlackRock Emerging Market Local Debt Portfolio

BlackRock Floating Rate Income Portfolio

BlackRock Global Dividend Income Portfolio

BlackRock GNMA Portfolio

BlackRock Growth Prepared Portfolio

BlackRock High Yield Bond Portfolio

BlackRock Inflation Protected Bond Portfolio

BlackRock International Bond Portfolio

BlackRock Investment Grade Bond Portfolio

BlackRock Low Duration Bond Portfolio

BlackRock Moderate Prepared Portfolio

BlackRock Multi-Asset Income Portfolio

BlackRock Secured Credit Portfolio

BlackRock Strategic Income Opportunities Portfolio

BlackRock U.S. Government Bond Portfolio

LifePath® Active 2015 Portfolio

LifePath® Active 2020 Portfolio

LifePath® Active 2025 Portfolio

LifePath® Active 2030 Portfolio

LifePath® Active 2035 Portfolio

LifePath® Active 2040 Portfolio

LifePath® Active 2045 Portfolio

LifePath® Active 2050 Portfolio

LifePath® Active 2055 Portfolio

Agreed to and accepted as of July     , 2013.

BLACKROCK FUNDS II

By:

Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:

Name:
Title: